                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           SEAGULL ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       [SEAGULL ENERGY CORPORATION LOGO]

                           SEAGULL ENERGY CORPORATION
                                 HOUSTON, TEXAS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, MAY 13, 1998

To the Shareholders:

     The 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Seagull Energy Corporation (the "Company") will be held on Wednesday, May 13, 1998 at 10:00 a.m., local time, at the George R. Brown Convention Center, 1001 Convention Center Blvd., Houston, Texas, for the following purposes:

          1. To elect four directors to serve until the 2001 Annual Meeting of Shareholders;

          2. To approve the Seagull Energy Corporation 1998 Omnibus Stock Plan;

          3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

          4. To transact such other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.

     The close of business on March 20, 1998, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                            By Order of the Board of Directors,

                                            /s/ SYLVIA SANCHEZ
                                            SYLVIA SANCHEZ
                                            Secretary

March 31, 1998

                           SEAGULL ENERGY CORPORATION
                            1001 FANNIN, SUITE 1700
                              HOUSTON, TEXAS 77002
                                 (713) 951-4700

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Seagull Energy Corporation (the "Company") for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 13, 1998 at 10:00 a.m., local time, at the George R. Brown Convention Center, 1001 Convention Center Blvd., Houston, Texas, or at any adjournment(s) or postponement(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. Georgeson & Company Inc. has been retained to assist the Company in the solicitation of proxies in connection with the Annual Meeting for a fee of $10,000, plus out-of-pocket expenses. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company ("Common Stock"). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to shareholders of the Company on or about March 31, 1998.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

     At the close of business on March 20, 1998, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 63,073,734 shares of Common Stock, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

     Seagull's annual report to shareholders for the year ended December 31, 1997, including financial statements, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

                             ELECTION OF DIRECTORS

     Four directors are to be elected at the Annual Meeting. The Company's Bylaws provide for a classified Board of Directors. Thus, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company's Annual Meetings of Shareholders in 1999, 2000 and 1998. Thomas H. Cruikshank and
R. A. Walker have been nominated to continue serving in Class III and, if re-elected, will serve until the Company's 2001 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

     The Company's mandatory retirement policy for directors provides that a director may not stand for re-election after that director reaches age 70. As a result of this policy, the three other directors currently serving in Class
III -- William R. Grant, Dean P. Guerin and Richard M. Morrow -- are unable to stand for re-election at the Annual Meeting. Accordingly, the Board of Directors has adopted a resolution reducing the authorized number of directors from 15 to 12, effective as of the election of directors at the Annual Meeting.

     The Texas Business Corporation Act and the Company's Bylaws require the size of each class to be nearly as equal as possible. In the absence of any redesignation of directors, the size of Class I and Class II would be five directors and the size of Class III would be two directors. The Bylaws provide that the Board of Directors (by the affirmative vote of a majority of the total number of the directors) may redesignate any director into a different class in order that the balance of directors in such classes shall be nearly as equal as possible. However, no such redesignation may have the effect of reducing the term to which a director was elected.

     In order to balance the size of the three classes, the Board has nominated Richard J. Burgess (who currently serves in Class II) and Robert F. Vagt (who currently serves in Class I) to stand for election into Class III, which would have the effect of extending their terms to be coterminous with the remainder of Class III. If either Mr. Burgess or Mr. Vagt is not elected into Class III as proposed, he would nevertheless continue to serve as a director of the Company in his current class. If this were to occur, the Board of Directors would then be required under Texas law to balance the size of the three classes. Accordingly, the Board would determine the best manner in which to accomplish this balance, which could include using the reclassification mechanism available to the Board pursuant to the Bylaws.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE NOMINEES.

     A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, under the Texas Business Corporation Act and the Company's Bylaws, abstentions and broker non-votes would have no effect on the election of directors. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     The following table sets forth information regarding the names, ages and principal occupations of the nominees and directors, directorships in other companies held by them and the length of continuous service as a director of the
Company:

            NOMINEES AND                                                                       DIRECTOR
              DIRECTORS                    PRINCIPAL OCCUPATION AND DIRECTORSHIPS        AGE    SINCE
            ------------                   --------------------------------------        ---   --------
CLASS III NOMINEES
Richard J. Burgess...................  Retired President and Chief Executive Officer,    66      1996
                                       CMS NOMECO Oil & Gas Co.
Thomas H. Cruikshank.................  Retired Chairman and Chief Executive Officer      66      1996
                                       of Halliburton Company; Director, The Goodyear
                                         Tire & Rubber Company, Lehman Brothers
                                         Holdings, Inc. and The Williams Companies,
                                         Inc.
Robert F. Vagt.......................  President, Davidson College                       51      1996
R. A. Walker.........................  Senior Managing Director, Prudential Capital      41      1996
                                         Group; Director, YPF/Maxus Energy and Coca-
                                         Cola Bottling Group (Southwest)

            NOMINEES AND                                                                       DIRECTOR
              DIRECTORS                    PRINCIPAL OCCUPATION AND DIRECTORSHIPS        AGE    SINCE
            ------------                   --------------------------------------        ---   --------
CLASS I DIRECTORS
Milton Carroll.......................  Chairman of the Board, President and Chief        47      1997
                                         Executive Officer, Instrument Products,
                                         Inc.; Director, Blue Cross Blue Shield of
                                         Texas, Houston Industries, Inc. and Texas
                                         Eastern Products Pipeline Co.
John W. Elias........................  Executive Vice President of the Company           57      1993
Peter J. Fluor.......................  President and Chief Executive Officer, Texas      50      1980
                                       Crude Energy, Inc. (independent oil and gas
                                         company); Director, Fluor Corporation
Sam F. Segnar........................  Retired Chairman of the Board and Chief           70      1986
                                       Executive Officer, Enron Corp.; Director,
                                         MAPCO Inc. and Textron, Inc.; Advisory
                                         Director, Gulf States Utilities Company
CLASS II DIRECTORS
J. Evans Attwell.....................  Vinson & Elkins L.L.P.; Director, American        67      1974
                                       General Corporation and Dain Rauscher
                                         Corporation
Barry J. Galt........................  Chairman of the Board, President and Chief        64      1983
                                         Executive Officer of the Company; Director,
                                         Standard Insurance Company, Trinity
                                         Industries, Inc. and Halter Marine Group,
                                         Inc.
Dee S. Osborne.......................  President, Finial Investment Corporation          67      1983
                                         (investments); Director, EOTT Energy Corp.
                                         (the general partner of EOTT Energy
                                         Partners, L.P.); and Chairman and Director,
                                         People's Choice TV of Houston, Inc.
Sidney R. Petersen...................  Retired Chairman of the Board and Chief           67      1996
                                       Executive Officer, Getty Oil Company;
                                         Director, Avery Dennison Corporation, Group
                                         Technologies Corporation, NICOR, Inc. and
                                         Union Bank of California

     Each of the nominees and directors named above has been engaged in the principal occupation set forth opposite his name for the past five years except as follows:

     Mr. Burgess served, until his retirement in June 1996, as a Director of CMS NOMECO Oil & Gas Co. from 1968 and its President and Chief Executive Officer from 1981.

     Mr. Cruikshank served, until his retirement in January 1997, as a Director of Halliburton Company from 1977, its Chief Executive Officer from 1983 and its Chairman from 1989.

     Mr. Vagt served as Chairman of the Board, President and Chief Executive Officer of Global Natural Resources, Inc. ("Global") from 1992 to October 1996, at which time the Company acquired Global. He served as President and Chief Operating Officer of the Company from October 1996 to June 1997. He was elected President of Davidson College in July 1997.

     Mr. Elias served as Executive Vice President of Natural Gas for Amoco Production from November 1988 to January 1993. Mr. Elias was elected Executive Vice President of the Company in March 1993 and served as Chief Operating Officer from January 1, 1995 to October 3, 1996.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned by (i) each nonemployee director, (ii) the CEO and each of the other four most highly compensated executive officers (the "Named Officers") and (iii) the directors, Named Officers and other executive officers of the Company as a group:

                                                                COMMON STOCK
                                                            BENEFICIALLY OWNED(1)
                                                      ---------------------------------
                                                       NUMBER                  PERCENT
                                                      OF SHARES                OF CLASS
                                                      ---------                --------
NONEMPLOYEE DIRECTORS:
  J. Evans Attwell..................................     46,800(2)                 *
  Richard J. Burgess................................      7,400(2)                 *
  Milton Carroll....................................      3,400(2)                 *
  Thomas H. Cruikshank..............................     11,000(2)                 *
  Peter J. Fluor....................................     38,798(2)(3)              *
  William R. Grant(4)...............................     21,400(2)                 *
  Dean P. Guerin( 4)................................     54,550(2)                 *
  Richard M. Morrow(4)..............................     23,300(2)(5)              *
  Dee S. Osborne....................................     45,600(2)                 *
  Sidney R. Petersen................................     21,760(2)(6)              *
  Sam F. Segnar.....................................     18,200(2)                 *
  Robert F. Vagt....................................    431,098(2)                 *
  R. A. Walker......................................      2,400(2)(7)              *
NAMED OFFICERS:
  Barry J. Galt.....................................    866,507(2)(8)(10)(11)    1.3%
  John W. Elias.....................................    135,018(2)(10)(11)         *
  Richard F. Barnes.................................     94,970(2)                 *
  William L. Transier...............................     49,607(2)(9)(10)(11)      *
  John N. Goodpasture...............................     71,991(2)(10)(11)         *
DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (25
  PERSONS)..........................................  2,108,701(12)              3.3%

---------------

  * Less than 1%.

 (1) Unless otherwise indicated, beneficial owners have sole voting and investment power with respect to the shares listed. Amounts shown are as of March 20, 1998, except for amounts held by the trustee of the Company's Thrift Plan and Employee Stock Ownership Plan, which are as of December 31, 1997.

 (2) Includes a portion of the 1,547,470 shares that the nonemployee directors and the above Named Officers have a right to purchase within 60 days pursuant to stock options ("Options") granted under the Company's stock option plans. Such shares are allocated as follows: Messrs. Attwell, Fluor, Grant, Guerin, Morrow, Osborne, and Segnar -- each 16,800, Messrs. Burgess, Carroll, and Walker - each 2,400, Mr. Cruikshank -- 6,000, Mr.
     Petersen -- 20,000, Mr. Vagt -- 416,000, Mr. Galt -- 685,000, Mr.
     Elias -- 126,000, Mr. Barnes -- 82,970, Mr. Transier -- 37,500 and Mr.
     Goodpasture -- 49,200. Prior to exercising these Options, the directors and officers will have no voting or investment power with respect to said shares.

 (3) Includes 4,000 shares held by certain trusts with respect to which Mr. Fluor is the sole trustee but for which he disclaims any beneficial ownership.

 (4) Messrs. Grant, Guerin and Morrow will not stand for re-election at the Annual Meeting pursuant to the Company's mandatory retirement policy.

 (5) Includes 500 shares owned by Mrs. Morrow for which Mr. Morrow disclaims any beneficial ownership.

(6) Includes 1,760 shares held in a family trust in which Mr. Petersen has shared voting and dispositive power.

 (7) Does not include 5,883,861 shares held by The Prudential Insurance Company of America ("Prudential"). Mr. Walker is a Senior Managing Director of Prudential Capital Group, an affiliate of Prudential. See "Principal Shareholders."

 (8) Includes 30,000 shares held by certain trusts for his daughters for which Mr. Galt disclaims beneficial ownership because he is not the trustee and has neither voting nor dispositive power with respect to such shares.

 (9) Includes 3,000 shares of Restricted Stock held by the Company for which Mr. Transier has sole voting and no investment power.

(10) Includes a portion of the 37,919 shares held by the trustee of the Company's Thrift Plan for which the above Named Officers have sole voting power and no investment power. Shares held are as follows: Mr.
     Galt -- 12,690, Mr. Elias -- 3,280, Mr. Transier -- 7,856 and Mr.
     Goodpasture -- 14,093.

(11) Includes a portion of the 18,504 shares held by the trustee of the Company's Employee Stock Ownership Plan for which the above Named Officers have sole voting power and no investment power. Shares held are as follows:
     Mr. Galt -- 7,817, Mr. Elias -- 2,738, Mr. Transier - 1,251 and Mr. Goodpasture - 6,698.

(12) Includes 100,280 shares held for directors and executive officers as a group in the Company's Thrift Plans, Employee Stock Ownership Plan and in Restricted Stock for which such persons have sole voting power and no investment power. Also, includes 1,667,831 shares for directors and executive officers as a group that said persons have the right to purchase within 60 days pursuant to Options granted under the Company's stock option plans. Prior to exercising these Options, said persons will have no voting or investment power with respect to said shares.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held thirteen meetings during 1997. Each director attended at least 75% of the aggregate total meetings of the Board of Directors and the committees on which such director served.

The Company has the following standing committees:

          Audit Committee. The Audit Committee, which currently consists of Messrs. Carroll, Grant, Guerin, Morrow, Petersen and Segnar, met four times during 1997. Messrs. Grant, Guerin and Morrow will not stand for re-election at the Annual Meeting pursuant to the Company's mandatory retirement policy. Mr. Carroll was elected a Committee member on May 13, 1997. The Committee's principal functions are to confirm the existence of effective accounting and internal control systems and to oversee the entire audit function, both independent and internal.

        Compensation Committee. The Compensation Committee, which currently consists of Messrs. Fluor, Cruikshank, Osborne and Segnar, met eight times during 1997. The Committee's principal functions are to study, advise and consult with the Company's management respecting the compensation of officers and other key employees of the Company.

          Executive Committee. The Executive Committee, which currently consists of Messrs. Attwell, Galt, Osborne, Segnar and Vagt, did not hold any meetings during 1997. The Committee's principal function is to aid and assist the Company's management in the day-to-day operation of the Company.

          Nominating Committee. The Nominating Committee, which currently consists of Messrs. Attwell, Burgess, Grant, Morrow and Walker, met one time during 1997. Messrs. Grant and Morrow will not stand for re-election at the Annual Meeting pursuant to the Company's mandatory retirement policy. The Committee's principal function is to make proposals to the full Board of Directors for candidates to be nominated by the Board to fill vacancies or for new directorship positions, if any, which may be created from time to time. The Nominating Committee will consider suggestions from any source, particularly shareholders, regarding possible candidates for director. With respect to the procedures that must be followed in order for nominations from shareholders to be considered, see "Shareholder Proposals and Director Nominations."

COMPENSATION OF DIRECTORS

     During 1997, each director of the Company who was not a full-time employee was paid an annual director's fee of $24,000 plus $1,000 for each Board of Directors and Committee meeting attended. A nonemployee director who attends a meeting of a committee of which he was not a member is entitled to an attendance fee of $1,000. Each nonemployee director who serves as a committee chairman receives an additional $1,000 per year. During 1997, the Company paid an aggregate of $515,000 in fees to its non-employee directors.

     Stock Options. The 1993 Nonemployee Directors Stock Option Plan (the "Directors Option Plan") provides for the grant of options to acquire Common Stock to each director who is not and never has been an employee of the Company (an "Eligible Director"). On the date of any Annual Meeting of Shareholders prior to the termination of the Directors Option Plan, each Eligible Director who is continuing in office will automatically receive an option to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each Eligible Director who is elected or appointed to the Board of Directors for the first time will receive on the date of such director's election or appointment an option to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. All outstanding options have terms of ten years and vest 20% per year over the initial five years of their terms.

     Deferred Fee Plan. The Company has an Outside Directors Deferred Fee Plan (the "Deferred Fee Plan"), a non-qualified deferred compensation plan. The Deferred Fee Plan requires the automatic deferral of one-half of the annual retainer fee for all directors who are not employees of the Company ("Outside Directors"). In addition, Outside Directors may elect to defer all or a portion of their remaining directors' fees under the Deferred Fee Plan. Amounts automatically deferred under the Deferred Fee Plan are credited based upon "phantom stock" units, which have the same value as Common Stock, which increase or decrease in value to the full extent of any increase or decrease in the value of Common Stock and which receive credit for any cash or stock dividends paid with respect to Common Stock. With respect to fees deferred by Outside Directors prior to January 1, 1991, or fees deferred in excess of the one-half automatic deferral, Outside Directors are permitted to make quarterly elections regarding the method of income crediting for these deferrals, which may be credited either based upon "phantom stock" units or with interest equivalents based upon the prime rate of interest as published in The Wall Street Journal on the last day of the quarter, plus a bonus rate of interest of up to 2% depending on the number of years the Outside Director has served on the Board. All "phantom stock" units credited to Outside Directors' accounts must remain so credited until distribution or, if distribution is to be in a form other than lump sum, the effective date of a final income crediting election made after Board of Directors membership has ceased. Distributions under the Deferred Fee Plan can be made only in cash. As of March 20, 1998, all Outside Directors except Mr. Vagt were participants in the Deferred Fee Plan.

     The following table sets forth Common Stock "phantom stock" units credited to each participant's account during 1997 and total units credited as of March 20, 1998:

                                                              PHANTOM STOCK UNITS CREDITED
                                                              ----------------------------
                                                              IN FISCAL         AS OF
                                                                1997        MARCH 20, 1998
                                                              ---------     --------------
J. Evans Attwell..........................................      2,149           33,195
Richard J. Burgess........................................        703            1,210
Milton Carroll............................................      2,436            2,436
Thomas H. Cruikshank......................................      2,201            4,178
Peter J. Fluor............................................      2,260           30,360
William R. Grant(1).......................................      1,898           23,811
Dean P. Guerin(1).........................................      1,996           25,272
Richard M. Morrow(1)......................................      1,985           11,367
Dee S. Osborne............................................      2,156           29,206
Sidney R. Petersen........................................        703              986
Sam F. Segnar.............................................        703            4,056
R. A. Walker..............................................        703              986

---------------

(1) Messrs. Grant, Guerin and Morrow will not stand for re-election at the Annual Meeting pursuant to the Company's mandatory retirement policy

CERTAIN TRANSACTIONS

     During 1997, the Company retained the law firm of Vinson & Elkins L.L.P., of which Mr. Attwell is of counsel, to perform various legal services for the Company. Vinson & Elkins L.L.P. has been retained to perform similar services in 1998.

     During 1997, the Company retained the law firm of Moyers, Martin, Santee, Imel & Tetrick ("Moyers, Martin"), of Tulsa, Oklahoma, with respect to matters of Oklahoma law. Moyers, Martin has been retained to perform similar services with respect to matters of Oklahoma law in 1998. Mr. D. Stanley Tacker, Mr. Galt's son-in-law, is a partner in Moyers, Martin. Mr. Galt is Chairman and Chief Executive Officer of the Company.

     Robert F. Vagt resigned as an officer of the Company on June 30, 1997. In connection with his termination of employment, Mr. Vagt entered into a consulting agreement whereby Mr. Vagt agreed to provide consulting services to the Company and serve as a Director of both the Company and Texneft, Inc., a subsidiary of the Company, until June 30, 1999. As consideration for such services, Mr. Vagt will receive an aggregate of $250,000 during the term of the consulting agreement, subject to reduction if he ceases to be a consultant (other than by reason of death or disability), and the terms of the stock options granted to Mr. Vagt on July 9, 1992 and January 23, 1997 were amended so that each option will be fully exercisable until June 30, 1999. Mr. Vagt will not receive separate fees with respect to his services as a Director of both the Company and Texneft, Inc. during the term of the consulting agreement.

SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's review of the Section 16(a) filings that have been received by the Company, the Company believes that all filings required to be made under Section 16(a) during 1997 were timely made, except that certain phantom stock interests held under the Company's employee and director plans were inadvertently not reported on the Form 5 filed in February 1997 by the following persons: John W. Elias, Barry J. Galt, John N. Goodpasture, Thomas P. McConn, H. Alan Payne, Stephen A. Thorington, William L. Transier, Thomas H. Cruikshank, R.A. Walker, Peter J. Fluor, Sam F. Segnar, Robert F. Vagt, J. Evans Attwell, Dee S. Osborne, Sidney
R. Peterson, William R. Grant,

Dean P. Guerin and Richard M. Morrow. The Form 5 for each of these individuals has been amended to reflect the ownership of these phantom stock interests.

                             EXECUTIVE COMPENSATION

     The following table sets forth annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1996 and 1997, of those persons who were, at December 31, 1997, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                       ANNUAL                      --------------------------
                                                    COMPENSATION                             AWARDS
                                    --------------------------------------------   --------------------------
                                                                       OTHER       RESTRICTED    SECURITIES
                                                                       ANNUAL        STOCK       UNDERLYING      ALL OTHER
        NAME & PRINCIPAL                                  BONUS     COMPENSATION    AWARD(S)    OPTIONS/SARS    COMPENSATION
            POSITION                YEAR    SALARY($)      ($)         ($)(1)        ($)(2)        (#)(3)          ($)(4)
        ----------------            ----    ---------    --------   ------------   ----------   -------------   ------------
Barry J. Galt...................    1997    $550,000     $300,000     $51,573       $      0       100,000       $  85,592(5)
  Chairman of the Board,
    President                       1996    $516,000     $290,440     $51,229       $      0       100,000       $  73,600(5)
  and Chief Executive Officer       1995    $496,650     $167,000     $     0       $111,750       100,000       $  63,823(5)
John W. Elias...................    1997    $306,000     $140,000     $     0       $      0        50,000       $  40,562
  Executive Vice President          1996    $294,000     $136,000     $     0       $      0        40,000       $  36,489
                                    1995    $283,704     $ 76,000     $     0       $ 55,875        40,000       $  31,268
Richard F. Barnes...............    1997    $262,000     $ 36,000     $     0       $      0        14,000       $   9,600
  Senior Vice President,            1996    $250,000     $ 36,000     $     0       $      0        15,000       $  11,000
  ENSTAR Alaska                     1995    $242,400     $ 22,500     $     0       $ 37,250        15,000       $  10,848
William L. Transier(6)..........    1997    $260,000     $120,000     $     0       $      0        40,000       $  32,972
  Senior Vice President             1996    $168,561     $ 72,000     $     0       $ 71,250        90,000       $  18,958
  and Chief Financial Officer       1995    $      0     $      0     $     0       $      0             0       $       0
John N. Goodpasture.............    1997    $231,000     $ 86,000     $     0       $      0        36,000       $  28,187
  Senior Vice President,            1996    $222,000     $ 92,800     $     0       $      0        20,000       $  25,812
  Pipelines and Marketing           1995    $213,216     $ 64,000     $     0       $ 37,250        20,000       $  21,737

---------------

(1) Includes "Perquisites and Other Personal Benefits" if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. Mr. Galt's personal use of company car amounted to $20,750 in each 1997 and 1996 and club usage amounted to $30,823 and $30,479 in 1997 and 1996, respectively.

(2) The following is the market value of the restricted stock held by the Named Officers at December 31, 1997: Mr. Galt -- 6,000 shares, $123,750, Mr. Elias -- 3,000 shares, $61,875, Mr. Barnes -- 2,000 shares, $41,250, Mr.
    Transier -- 3,000 shares, $61,875, and Mr. Goodpasture -- 2,000 shares, $41,250. The Company does not currently pay dividends on Common Stock; however, it would pay dividends on the restricted stock should the Company change its dividend policy.

(3) No grants of stock appreciation rights have been made.

(4) All amounts reported under "All Other Compensation", except for Mr. Galt, represent contributions by the Company to defined contribution plans.

(5) Includes annual premium payments paid by the Company for Mr. Galt's Flexible Premium Adjustable Life Insurance policy of $4,770, $4,190 and $3,760 for the years 1997, 1996 and 1995, respectively. The remaining amounts represent contributions by the Company to the Company's defined contribution plans.

(6) Mr. Transier was elected as Senior Vice President and Chief Financial Officer of the Company on May 14, 1996.

COMPENSATION ARRANGEMENTS

     Employment Agreement. In December 1983, Mr. Galt entered into an employment agreement with the Company with an initial term of three years. Pursuant to the employment agreement, the term is automatically extended for an additional year on each anniversary of the agreement, unless terminated prior to such renewal by either Mr. Galt or the Company, so that the remaining term of the agreement has ranged from two to three years. If, however, the Company terminates Mr. Galt's employment because of gross negligence or willful misconduct in the performance of his duties, the employment agreement will terminate. Similarly, if Mr. Galt terminates his employment agreement voluntarily other than in connection with a "change of control" of the Company or other than because he is not re-elected to his current positions (including as a director) or is assigned materially inconsistent duties, the employment agreement will terminate. Mr. Galt's annual salary is subject to review and possible increase by the Compensation Committee on an annual basis. Mr. Galt received a 7.3% salary increase from his effective annual salary of $550,000 in 1997 to $590,000 for 1998. During the term of his employment, Mr. Galt will also receive the use of an automobile, various club memberships and certain other personal and business-related benefits.

     Executive Severance Agreements. Messrs. Galt, Elias, Barnes, Transier and Goodpasture entered into agreements effective March 17, 1997 with the Company (the "Agreements") that provide certain severance benefits in the event their employment is subject to an involuntary termination (as defined therein) within two years following a change of control (as defined therein) of the Company. The Agreements replace similar counterparts that expired on March 17, 1997. The initial term of the Agreements is two years and the Company may extend the Agreements for successive two-year terms following the initial term; however, if a change of control occurs during the term of the Agreements, the Agreements cannot terminate until two years after the change of control.

     The Agreements generally provide for (a) the payment of 2.99 times the sum of annual salary and targeted incentive bonus at the time of the change of control or the involuntary termination, whichever is greater, and, where applicable, reduced by the present value of any salary continuation or severance payments payable under any other Company plan, policy or agreement, other than a plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (b) the payment of the remaining portion of prior year's incentive bonuses and, if the involuntary termination occurs after an incentive bonus is earned but before it is paid, targeted incentive bonus,
(c) the continuation of health and insurance benefit coverage at active employee cost for up to thirty-six months, and (d) outplacement services up to a maximum cost of $6,000. If the severance benefits under an Agreement, in conjunction with any other amounts paid to the applicable executive by the Company constitute a "parachute payment" within the meaning of section 280G of the Internal Revenue Code of 1997, as amended (the "Code"), amounts payable under that Agreement will either be reduced or paid in full, whichever produces the better net after-tax position for the executive.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following is information with respect to the unexercised Options to purchase Common Stock under the Company's stock option plans granted to the Named Officers and held by them at December 31, 1997.

                                                                        NUMBER OF               VALUE OF UNEXERCISED
                                                                  SECURITIES UNDERLYING             IN-THE-MONEY
                                                                UNEXERCISED OPTIONS/SARS            OPTIONS/SARS
                                     SHARES                       AT DECEMBER 31, 1997             AT DECEMBER 31,
                                    ACQUIRED                               (#)                       1997($)(1)
                                       ON           VALUE      ---------------------------   ---------------------------
                                   EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                   -----------   -----------   -----------   -------------   -----------   -------------
Barry J. Galt....................         0              0       665,000        375,000      $5,498,625      $506,250
John W. Elias....................         0              0       106,000        164,000      $        0      $220,625
Richard F. Barnes................         0              0        79,770         56,250      $  555,974      $ 74,125
William L. Transier..............         0              0        22,500        107,500      $        0      $ 72,500
John N. Goodpasture..............    20,000       $252,500        46,000         87,000      $  217,188      $130,250

---------------

(1) Value based on the closing price on the NYSE Composite Tape for Common Stock on December 31, 1997 ($20.625 per share).

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following is information with respect to grants of Options in fiscal 1997 pursuant to the Company's stock option plans to the Named Officers reflected in the Summary Compensation Table on page 9. No stock appreciation rights were granted under those plans in fiscal 1997.

                                                         INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                      -------------------------------------------------------      VALUE AT ASSUMED
                                       NUMBER OF                                                    ANNUAL RATES OF
                                       SECURITIES    PERCENT OF TOTAL                                 STOCK PRICE
                                       UNDERLYING      OPTIONS/SARS     EXERCISE                     APPRECIATION
                                      OPTIONS/SARS      GRANTED TO      OR BASE                   FOR OPTION TERM(2)
                                        GRANTED        EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
                NAME                     (#)(1)        FISCAL YEAR       ($/SH)       DATE          5%          10%
                ----                  ------------   ----------------   --------   ----------   ----------   ----------
Barry J. Galt.......................    100,000            10.8%        $18.8125   7/15/2007    $1,183,108   $2,998,228
John W. Elias.......................     50,000             5.4%        $18.8125   7/15/2007    $  591,554   $1,499,114
Richard F. Barnes...................     14,000             1.5%        $18.8125   7/15/2007    $  165,635   $  419,752
William L. Transier.................     40,000             4.3%        $18.8125   7/15/2007    $  473,243   $1,199,291
John N. Goodpasture.................     36,000             3.9%        $18.8125   7/15/2007    $  425,919   $1,079,362

---------------

(1) Options were granted to the Named Officers on July 15, 1997. The exercise price per share is equal to the closing price of Common Stock on the NYSE Composite Tape on the date of grant. Options granted vest in four equal annual increments beginning one year from date of grant. Upon the occurrence of a "change of control" the vesting of all outstanding Options would be accelerated.

(2) The dollar amounts under these columns represent the potential realizable value of each grant of Options assuming that the market price of Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates of return prescribed by the Securities and Exchange Commission ("SEC"). These calculations are not intended to forecast possible future appreciation, if any, of the price of Common Stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive resources that the Company needs in order to maximize its return to shareholders. The fundamental philosophy is to relate the amount of compensation "at risk" for an executive directly to his or her contribution to the Company's success in achieving superior performance objectives. The Company's executive compensation program, as structured and implemented by the Compensation Committee (the "Committee"), consists of three main components: (1) base salary; (2) potential for an annual bonus based on overall Company performance as well as individual performance; and (3) the opportunity to earn long-term stock-based incentives that are intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests. The compensation program is structured to provide senior management with a total compensation package that -- at expected levels of performance -- is competitive with those provided to executives who hold comparable positions or have similar qualifications in other similarly situated organizations. The peer companies (the "Peer Group") named under the heading "Shareholder Return Performance Presentation" are the only group of companies specifically utilized by the Committee in evaluating executive compensation levels of the executive officers named in the Summary Compensation Table; however, the Committee receives advice regarding compensation levels from the compensation and benefits practice of KPMG Peat Marwick LLP ("KPMG"), an outside compensation consulting firm, which utilizes a number of other sources, including information from other companies depending upon the job content of the executive officer whose salary is being reviewed.

     Base Salary Program. The Company's base salary program is designed to provide base salaries for senior management that approximate the 50th percentile of those provided by other companies in the Peer Group. The base salaries for the Company's senior management group are generally targeted by the Committee to fall at the 50th percentile for the Peer Group, although salaries for certain key managers may be above the 50th percentile. The Committee believes that the Company's ability to provide salaries that are competitive with market alternatives, which vary depending upon the nature and level of the position in question, is critical to attracting and maintaining talented senior managers. The Committee reviews information obtained from proxy statements, special surveys and other sources and employs the services of KPMG to analyze the competitive level of senior management compensation. Based upon this review, the Committee believes that the percentile target described above has been met.

     The Committee reviews and adjusts executive base salaries annually based on each individual employee's performance over time, general competitive market salary levels and the Company's market capitalization and cash flow generated from operations. No specific weight or emphasis is placed on any one of these factors.

     Under the terms of Mr. Galt's employment agreement with the Company, Mr. Galt's salary is subject to review by the Committee for possible increases each year.

     In 1997, the Committee increased Mr. Galt's salary from $550,000 for 1997 to $590,000 for 1998, which is an increase of 7.3%, in order to recognize the Company's achievements in 1997 under Mr. Galt's leadership including the strengthening of the Company's financial position.

     Short-Term Incentive Compensation. The impact of the Committee's linking compensation to performance can also be illustrated by the operation of the Company's Executive Incentive Plan for 1997 (the "1997 Plan"). Under the Company's Executive Incentive Plan, the Committee grants annual cash incentive awards that are dependent upon the Company's achievement of previously established objectives for the fiscal year and an evaluation of each individual participant's contributions to those achievements. Targeted awards are intended by the Committee to approximate the 55th to 60th percentile for the Peer Group. The Committee utilizes data obtained from KPMG to determine the targeted annual incentive award levels for plan eligible positions. Mr. Galt's actual award for 1997 was at the 45th percentile of the Peer Group's actual 1996 awards.

     Annual incentive award targets are expressed as a percentage of total salary earned during a given year ranging from 15% to 50%, but can increase to a maximum of two times the targeted percentage or decrease to zero for any year, based upon the achievement of predetermined objective and subjective performance goals. The 1997 Plan contained both objective and subjective performance criteria. Each of the three objective components is measured independently and has a weighting of 20%. The objective components are: pre-tax cash flow from operations compared to the Company's Operating Plan, reserve additions and production replacement costs, the Company's stock performance in relation to Peer Group companies.

     The Pre-tax Cash Flow from Operations ("PCFO") calculation based on the Company's 1997 actual earnings was 103.2% of the amount targeted in the Operating Plan, resulting in an award of 107.8% of the PCFO Target or 21.6% of the total Target. The reserve additions calculation was 89% of target resulting in an award of 22.8% of the Reserve Additions Target or 2.3% of the total Target. The production replacement cost calculation was 101% of the amount targeted resulting in an award of 100% of the Production Replacement Costs Target or 10% of the Total Target. The Company Stock Performance Assessment is based on the Company's ranking with the peer group companies based on the percentage change in the average daily stock price for the year ended December 31, 1997 over the year ended December 31, 1996. Because the Company did not meet its stock performance assessment target, no award was paid.

     As indicated above, the remaining 40% of the award is the subjective portion which is based upon the individual employee's contribution to the Company's annual success in his or her area of responsibility, measured by both quantitative and qualitative factors. No specific formula is utilized for weighing individual performance. Under the 1997 Plan, the cash awards for individual performance averaged 142.6% of the targeted amount for this component.

     As a result of his individual performance in positioning the Company for longer term strategic successes, the Committee awarded Mr. Galt a cash bonus award under the 1997 Plan of $300,000, which is 109% of his 50% target.

     Long-Term Incentive Compensation. The Company currently grants long-term incentive compensation in the form of stock options. The Committee emphasizes incentive compensation in the form of stock options because they tend to align the interests of employees and shareholders by rewarding performance that increases shareholder value. Option holders will only recognize value when the stock price increases over the exercise price established on the date of grant. The Committee does not utilize the number of options or shares held by any individual as a factor to limit option grants to that individual in subsequent years.

     The Committee establishes the overall level of stock options by considering the stock option grant levels of companies included in the Peer Group. Stock option awards by the Company are targeted by the Committee to fall at or above the 65th percentile among the Peer Group. The Committee bases individual option grants on individual performance and level of responsibility of the optionee.

     All outstanding options have terms of ten years. The Committee adopted a policy in 1996 to provide that all options granted in 1996 and thereafter would vest in four equal annual installments beginning one year from the date of grant. All options have been granted at 100% of the market value of the Common Stock on the date of grant. The exercise price is payable in cash, shares of Common Stock, or any combination thereof.

     The Company's philosophy is to provide stock option awards at or above the 65th percentile. On July 15, 1997, the Committee granted non-qualified stock options to purchase an aggregate of 100,000 shares of Common Stock to Mr. Galt for an exercise price of $18.8125 per share, which was 100% of fair market value on the date of grant. The option grant was based on a competitive number of options for chief executive officers in the Peer Group based on an analysis of information available for fiscal 1996. The options will not produce gain for Mr. Galt unless the Company's share price rises over the exercise price established on the date of grant and therefore emphasize pay-for-performance in the form of enhanced shareholder value.

     The Committee periodically reviews the Company's executive compensation package to ensure that the Company provides an appropriate mix of base salary and short-term and long-term compensation opportunities that are competitive with market alternatives.

     Section 162(m). Section 162(m) of the Code, which was enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent taxable years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualified under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. The Committee has been advised that the Company's ability to deduct compensation income generated in connection with the exercise of stock options granted under the Company's stock option plans should not be limited by Section 162(m) of the Code. During 1998, no executive of the Company is expected to receive compensation that is subject to the limitation of Section 162(m) in excess of $1 million.

                                            Compensation Committee
                                            Peter J. Fluor, Chairman
                                            Thomas H. Cruikshank
                                            Dee S. Osborne
                                            Sam F. Segnar

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The performance graph shown below was prepared by using data from the Standard and Poor's Compustat Database for use in this Proxy Statement. As required by applicable rules of the SEC, the graph was prepared based upon the following assumptions:

        1. $100 was invested in Common Stock, Peer Group (as defined below) and the S&P 500 on December 31, 1992.

        2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

        3. Dividends are reinvested on the ex-divided dates.

     The industry peer group is comprised of the following: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Enron Oil & Gas Company, EEX Corporation, Equitable Resources, Inc., Noble Affiliates, Inc., Nuevo Energy Company, Oryx Energy Company, Pioneer Natural Resources Company, Pogo Producing Company, Santa Fe Energy Resources, Inc., Union Pacific Resources Group Inc., United Meridian Corporation and Vastar Resources, Inc.

                           SEAGULL ENERGY CORPORATION

                           COMPARATIVE TOTAL RETURNS
                          DECEMBER 1992-DECEMBER 1997

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         AMONG SEAGULL ENERGY CORPORATION, PEER GROUP AND S&P 500 INDEX

                                                      SEAGULL
               MEASUREMENT PERIOD                      ENERGY
             (FISCAL YEAR COVERED)                  CORPORATION        PEER GROUP         S&P 500
12/31/92                                                    100.00            100.00            100.00
12/31/93                                                    163.05            119.75            110.08
12/31/94                                                    122.89            105.11            111.54
12/31/95                                                    142.97            130.56            153.45
12/31/96                                                    141.37            163.43            188.69
12/31/97                                                    132.53            148.13            251.64

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

     The Company has an Executive Supplemental Retirement Plan (the "Retirement Plan") in which Barry J. Galt is the only current participant. The Retirement Plan was established to provide supplemental retirement benefits for those employees who are designated by the Compensation Committee as participants and who complete the required period of employment with the Company. Benefits under the Retirement Plan constitute unfunded, unsecured obligations of the Company. The Retirement Plan provides a benefit for the surviving spouse of a participant who dies before retirement with a vested benefit.

     Subject to specified vesting requirements, a participant is entitled to receive commencing upon termination of his or her employment by the Company or upon his or her normal retirement date, whichever is later, a pension equal to the applicable percentage of average monthly compensation less 50% of his or her social security benefit. Compensation covered by the Retirement Plan includes base salary only. Mr. Galt is fully vested under the Retirement Plan.

     For Mr. Galt, the applicable percentage is 50% and his average monthly compensation (which does not include bonuses) is determined based on his last three consecutive calendar years of employment with the Company. Based upon the average of Mr. Galt's annual salary for 1996 ($516,000), 1997 ($550,000) and

1998 ($590,000), the estimated annual benefit for Mr. Galt is $267,702 with such payment continuing to the survivor for life upon the death of either Mr. Galt or his spouse.

ENSTAR NATURAL GAS COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Richard F. Barnes is the only Named Officer eligible to participate in the ENSTAR Natural Gas Company Supplemental Executive Retirement Plan (the "ENSTAR SERP").

     On November 7, 1994, the Board of Directors adopted the ENSTAR SERP to restore retirement benefits lost by certain employees under certain ENSTAR Natural Gas Company qualified plans, including the ENSTAR Retirement Plan, as a result of the limits on qualified plan compensation ($160,000 for 1998) under
Section 401(a)(17) of the Code. Eligible employees become participants of the ENSTAR SERP upon designation by the Compensation Committee. Benefits under the ENSTAR SERP constitute unfunded, unsecured obligations of the Company. Subject to specified vesting requirements, a participant in the ENSTAR SERP (or his beneficiary or beneficiaries) is entitled to receive a lump sum benefit upon termination of employment. Mr. Barnes is fully vested in his benefit under the ENSTAR SERP.

     The ENSTAR SERP provides a supplemental retirement benefit equal to the excess, if any, of the present value of the benefit that would have been payable under the ENSTAR Retirement Plan if such participant's average monthly compensation was based on his "Plan Compensation" (without regard to the limitation on compensation under Section 401(a)(17) of the Code), over the present value of the benefit actually payable under the ENSTAR Retirement Plan. "Plan Compensation" is defined as 5/6ths of the sum of a participant's annual base salary as of January 1 of each year and any cash bonus paid during the year. Each present value is determined based on the UP-1984 Mortality Table and the Pension Benefit Guaranty Corporation interest rates in effect at the time of the participant's termination of employment.

     Based on Mr. Barnes' current compensation level of $311,000, the estimated supplemental retirement benefit for Mr. Barnes, assuming retirement at age 65 and an interest rate of 6%, is a lump sum payment of $304,500.

ENSTAR NATURAL GAS COMPANY RETIREMENT PLAN

     Richard F. Barnes is the only Named Officer eligible to participate in the ENSTAR Natural Gas Company Retirement Plan for Salaried Employees (the "ENSTAR Retirement Plan").

     The salaried employees of ENSTAR Natural Gas Company, a division of the Company, are eligible to participate in the ENSTAR Retirement Plan. Under the non-contributory plan, a participant who retires at or after the age of 65 with four years of plan participation is eligible for a monthly retirement benefit equal to 2% of the participant's average monthly compensation multiplied by his or her years of benefit service not to exceed ten full years, added to an amount equal to 1% of the participant's average monthly compensation multiplied by his or her years of benefit service exceeding ten full years. Benefits under the ENSTAR Retirement Plan are not subject to reduction because of social security benefits but are reduced by benefits payable under another defined benefit plan to the extent that there is a duplication of benefits for the same period of service.

     The ENSTAR Retirement Plan provides that a participant's benefit will be determined pursuant to the above formula as of the date of termination of employment, but also provides that such benefit will be at least equal to (1) the participant's accrued benefit as of December 31, 1988 or if greater, (2) the sum of the participant's accrued benefit as of December 31, 1993 and his accrued benefit determined under the benefit formula applicable for plan years beginning on and after January 1, 1994 based on years of accrual service credited on and after January 1, 1994.

     A participant (or his or her beneficiary) may also be entitled to the foregoing benefit under the ENSTAR Retirement Plan if the participant terminates employment by reason of early retirement (i.e., after the participant has attained the age of 55 and completed five years of vesting service), by reason of total and permanent disability, by reason of death or if the participant terminates employment after the participant has attained at least five years of vesting service.

     The following table shows estimated annual benefits payable upon normal retirement at age 65 based on certain salary assumptions and years of service.

                              PENSION PLAN TABLE*

                                                YEARS OF SERVICE
      RANGE OF             -----------------------------------------------------------
    COMPENSATION             15           20           25           30           35
---------------------      -------      -------      -------      -------      -------
$ 50,000.............      $12,500      $15,000      $17,500      $20,000      $22,500
$ 75,000.............      $18,750      $22,500      $26,250      $30,000      $33,750
$100,000.............      $25,000      $30,000      $35,000      $40,000      $45,000
$125,000.............      $31,250      $37,500      $43,750      $50,000      $56,250
$150,000.............      $37,500      $45,000      $52,500      $60,000      $67,500
$160,000.............      $40,000      $48,000      $56,000      $64,000      $72,000

---------------

* Effective January 1, 1994, Section 401(a)(17) of the Code limits qualified plan compensation to $150,000, as adjusted for changes in the cost of living. Effective January 1, 1997, the Section 401(a)(17) limitation was increased to $160,000. For purposes of determining the benefits shown above, plan compensation for all years of service has been limited in accordance with the current limits on qualified plan compensation under Section 401(a)(17) of the Code, without regard to any future adjustments to these limits that may result from changes in the cost of living. Furthermore, benefits accrued prior to the imposition of these limits in 1994 with respect to plan compensation in excess of $150,000 have been disregarded.

     The following table sets forth the estimated annual benefits payable under normal retirement at age 65, assuming current remuneration levels and participation until normal retirement at age 65, with respect to Mr. Barnes under the provisions of the ENSTAR Retirement Plan.

                                             ESTIMATED
                                  CURRENT    CREDITED                             CURRENT           ESTIMATED
                                  CREDITED   YEARS OF        CURRENT           COMPENSATION       ANNUAL BENEFIT
                                  YEARS OF    SERVICE      COMPENSATION      ADJUSTED FOR PLAN     PAYABLE UPON
                                  SERVICE    AT AGE 65   COVERED BY PLANS   COMPENSATION LIMITS     RETIREMENT
                                  --------   ---------   ----------------   -------------------   --------------
Richard F. Barnes...............     31         42           $311,000            $160,000            $77,100*

---------------

* This benefit assumes the current limit on plan compensation, $160,000, will remain at $160,000 (with no inflationary adjustments). Mr. Barnes' service from 1967 through 1985 has been recognized under this plan and another retirement plan. Accordingly, his benefit under the ENSTAR Retirement Plan formula has been reduced by $24,657 per year, which is his accrued benefit under the other plan.

                             PROPOSAL TO ADOPT THE
               SEAGULL ENERGY CORPORATION 1998 OMNIBUS STOCK PLAN

     There will be presented at the Annual Meeting a proposal to approve the Company's 1998 Omnibus Stock Plan (the "1998 Stock Plan"), a copy of which is attached as Exhibit A. The Board adopted the 1998 Stock Plan on March 20, 1998, and directed that it be submitted for shareholder approval. The Board believes that by providing key employees with an opportunity to acquire a proprietary interest in the Company and additional incentive and reward opportunities based on the profitable growth of the Company, the 1998 Stock Plan will give employees a stronger incentive to work for the continued success of the Company. The Board also believes that the 1998 Stock Plan will aid the Company in attracting and retaining outstanding personnel. The principal features of the 1998 Stock Plan are described below; provided, however, that the following summary is qualified in its entirety by reference to the complete text of Exhibit A.

GENERAL

     The 1998 Stock Plan provides for the granting of options (either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not constitute incentive stock options ("nonqualified stock options")), restricted stock awards, stock appreciation rights, and long-term incentive awards, or any combination thereof (see "Types of Awards" below). The 1998 Stock Plan covers an aggregate of 2,500,000 shares of Common Stock (subject to certain adjustments in the event of stock dividends, stock splits and certain other events ("adjustments")). No more than 250,000 shares of Common Stock, subject to adjustments, may be issued pursuant to grants made under the 1998 Stock Plan to any one employee in any calendar year. The limitation set forth in the preceding sentence will be applied in a manner which permits compensation generated in connection with the exercise of options, stock appreciation rights, long-term incentive awards and, if determined by the Compensation Committee, restricted stock awards to constitute "performance-based" compensation for purposes of Section 162(m) of the Code. Further, no more than 300,000 shares of Common Stock, subject to adjustments, may be issued pursuant to restricted stock awards and long-term incentive awards under the 1998 Stock Plan.

ADMINISTRATION

     The 1998 Stock Plan is administered by the Compensation Committee. The Compensation Committee has the power to determine which employees will receive an award, the time or times when such award will be made, the type of the award and the number of shares of Common Stock to be issued under the Award or the value of the award. Only persons who at the time of the grant are employees of the Company or of any subsidiary of the Company are eligible to receive grants under the 1998 Stock Plan. As of March 20, 1998, the Company and its subsidiaries had approximately 877 employees.

TYPES OF AWARDS

     Options. The 1998 Stock Plan provides for two types of options: incentive stock options and nonqualified stock options (see "Federal Tax Consequences" below). The Compensation Committee will designate the employees to receive the options, the number of shares subject to the options, and the terms and conditions of each option granted under the 1998 Stock Plan. The term of any option granted under the 1998 Stock Plan shall be determined by the Compensation Committee; provided, however, that the term of any incentive stock option cannot exceed ten years from the date of the grant and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiary within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The exercise price per share of Common Stock of options granted under the 1998 Stock Plan will be determined by the Compensation Committee; provided, however, that such exercise price cannot be less than the fair market value of a share of Common Stock on a date the option is granted (subject to adjustments). Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiary within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of the share at the time such option is granted. The exercise price of options granted under the 1998 Stock Plan will be paid in full in a manner prescribed by the Compensation Committee. On March 20, 1998, the closing price of Common Stock on the New York Stock Exchange was $18.50 per share.

     Restricted Stock Awards. Pursuant to a restricted stock award, shares of Common Stock will be issued or delivered to the employee at any time the award is made without any cash payment to the Company, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company as may be determined in the discretion of the Compensation Committee. The restrictions on disposition may lapse based upon (a) the Company's attainment of specific performance targets established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on stockholders' equity achieved by the Company, (6) the Company's pre-tax cash flow from operations, (7) finding costs,
(8) reserve additions, (9) acquisition growth, or (10) cost containment, (b) the number of years the grantee remains an employee of the Company, or (c) a combination of both factors. The Company retains custody of the shares of Common Stock issued pursuant to a restricted stock award until the disposition and forfeiture obligations lapse. An employee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period. However, upon the issuance to the employee of shares of Common Stock pursuant to a restricted stock award, except for the foregoing restrictions, such employee will have all the rights of a shareholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.

     Stock Appreciation Rights. A stock appreciation right permits the holder thereof to receive an amount (in cash, Common Stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of Common Stock on the exercise date over the stock appreciation rights' exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.

     Long-Term Incentive Awards. The 1998 Stock Plan permits grants of long-term incentive awards ("incentive awards"), which may be paid in cash, Common Stock, or a combination thereof as determined by the Compensation Committee. The maximum number of shares of Common Stock subject to incentive awards granted under the 1998 Stock Plan shall be established by the Compensation Committee at the time of the grant. A grantee's receipt of such amount will be contingent upon satisfaction by the Company, or any subsidiary, division or department thereof, of performance targets established by the Compensation Committee either prior to the beginning of the performance period or within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date 25% of the performance period has elapsed. The performance targets may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets may be based upon (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on stockholders' equity achieved by the Company, (6) the Company's pre-tax cash flow from operations, (7) finding costs, (8) reserve additions, (9) acquisition growth, or (10) cost containment, or a combination of any of the foregoing. In determining the number of shares of Common Stock subject to incentive awards, the Compensation Committee shall take into account the employee's responsibility level, performance, potential, other awards under the 1998 Stock Plan, and such other consideration as it deems appropriate. The Compensation Committee may provide for a reduction in the value of an employee's incentive award during the performance period. Following the end of the performance period, the Compensation Committee will determine the amount payable to the employee, not to exceed the maximum value of the incentive award, based on the achievement of the performance targets for such performance period. Such payment may be made in a lump sum or in installments as prescribed by the Compensation Committee. Any payment made in cash will be based upon the fair market value of the Common Stock on the payment date.

     Grants. As of the date of this Proxy Statement, the Company has not made any grants of options (neither incentive stock options nor nonqualified stock options), restricted stock awards, stock appreciation rights, or long-term incentive awards under the 1998 Stock Plan.

CHANGE OF CONTROL

     If (i) the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board, except as provided in any agreement evidencing an Award, all outstanding Awards will immediately vest and become exercisable or satisfiable. The Compensation Committee, in its sole discretion, may determine that upon the occurrence of a Change of Control, each outstanding Award shall terminate and each holder shall receive cash in an amount equal to the excess, if any, of the Change of Control value of each share of Common Stock subject to the Award over the exercise price, if applicable, for such share.

AMENDMENT AND TERMINATION

     The Board may amend or terminate the 1998 Stock Plan at any time, except that it may not make any change to a previously granted award which would impair the employee's rights without the employee's consent and it must obtain shareholder approval for any amendment which would increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan (subject to adjustments) or change the class of employees eligible to receive awards under the Plan. The 1998 Stock Plan is effective upon the date adopted by the Board, provided the 1998 Stock Plan is timely approved by the shareholders of the Company, and will remain in effect until all awards granted under the 1998 Stock Plan have been satisfied or expired, unless earlier terminated; provided, however, that no awards may be granted under the 1998 Stock Plan after the expiration of ten years from the adoption date by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. Options that constitute incentive stock options within the meaning of Section 422(b) of the Code are subject to special federal income tax treatment. An employee who has been granted an incentive stock option will not realize taxable income at the time of the grant or exercise of such option, and the Company will not be entitled to a deduction at either such time, if the employee makes no disposition of shares acquired pursuant to such incentive stock option (a) within two years from the option's date of the grant or (b) within one year after exercising such option (collectively, the "Holding Periods"). However, the employee must include the difference between the exercise price and the fair market value of the Common Stock on the date of exercise in alternative minimum taxable income. If the employee exercises an incentive stock option and disposes of the stock in the same year and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. Upon disposition of the shares of Common Stock received upon exercise of an incentive stock option after the Holding Periods, the difference between the amount realized and the exercise price should constitute a mid-term or long-term capital gain or loss. Under such circumstances, however, the Company will not be entitled to any deduction for federal income tax purposes.

     If an employee disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the Holding Periods, the disposition would be treated as a disqualifying disposition. The employee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as a short-term, mid-term or long-term capital gain, depending on the holding period of the shares of Common Stock. In the event of a disqualifying disposition, the Company may claim a deduction for compensation paid at the same time and in the same amount as taxable compensation is treated as received by the employee. However, the Company will not be entitled to any deduction in connection with any loss to the employee or a portion of any gain that is taxable to the employee as short-term, mid-term or long-term capital gain.

     Nonqualified Stock Options. Nonqualified stock options (options that are not incentive stock options within the meaning of Section 422(b) of the Code) will not qualify for special federal income tax treatment. As a general rule, no federal income tax is imposed on the employee upon the grant of a nonqualified stock option and the Company is not entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified stock option, the employee will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price, with the Company entitled to a corresponding deduction. Ordinary income realized upon the exercise of a nonqualified stock option is not an adjustment for alternative minimum tax purposes. In the case of an option holder subject to
Section 16(b) of the Exchange Act, subject to certain exceptions, ordinary income will be recognized by the employee (and a deduction by the Company) upon the exercise of the nonqualified stock option if the exercise occurs more than six months after the date of grant of the nonqualified stock option. Upon a subsequent disposition of shares received upon exercise of a Nonqualified Stock Option, the employee will realize a short-term, mid-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. However, the Company will not be entitled to any further deduction at that time.

     Restricted Stock Awards. An employee who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon lapse of the disposition restrictions (as shares become vested) the holder will realize ordinary income in an amount equal to the fair market value of the shares at such time and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. Dividends paid to the holder during the restriction period will also be compensation income to the employee and, subject to Section 162(m) of the Code, deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the fair market value of the shares, in which case (a) the Company, subject to Section 162(m) of the Code, will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the holder during the restriction period will be taxable as dividends to the holder and not deductible by the Company, and (c) there will be no further federal income tax consequences when the restrictions lapse.

     Stock Appreciation Rights. An employee who has been granted a stock appreciation right will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at that time. However, shares or cash delivered upon exercise of a stock appreciation right will be taxable as ordinary income to the employee, with the Company entitled to a corresponding deduction. Ordinary income realized on such an exercise is not an adjustment for alternative minimum tax purposes. In the case of a holder subject to Section 16(b) of the Exchange Act who receives shares, subject to certain exceptions, ordinary income will be recognized by the employee (and a deduction by the Company) upon the exercise of the stock appreciation right if the exercise occurs more than six months after the date of grant of the stock appreciation right. Upon a subsequent disposition of shares received upon exercise of a Stock Appreciation Right, the employee will realize a short-term, mid-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. However, the Company will not be entitled to any further deduction at that time.

     Long-Term Incentive Awards. An employee who has been granted an incentive award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a incentive award is paid in cash or shares of Common Stock, the employee will have taxable compensation and the Company will have a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares either at the time the incentive award is paid or at the time any restrictions (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed on the shares and whether the employee elects to be taxed without regard to any such restrictions.

     Withholding. The Company has the right to deduct from any or all awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.

REQUIRED VOTE AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting of Shareholders in person or by proxy and entitled to vote is required for approval of the 1998 Stock Plan. Under the Texas Business Corporation Act and the Company's Bylaws, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     Shareholder approval of the 1998 Stock Plan is required for listing of the shares for trading on the New York Stock Exchange and as a condition to the effectiveness of the 1998 Stock Plan. In addition, approval of the 1998 Stock Plan will serve to qualify certain transactions under the 1998 Stock Plan for applicable exemptions pursuant to Rule 16b-3 under the Exchange Act. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act with respect to acquisitions of stock options, transactions relating to certain stock appreciation rights, restricted stock awards and the use of already owned shares as payment for the exercise price of stock options. Shareholder approval is also required so that certain awards under the 1998 Stock Plan will qualify as performance-based compensation under Section 162(m) of the Code.

     The Board believes that such approval is essential to enable the Company to continue to attract and retain key employees in an extremely competitive industry.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE 1998 STOCK PLAN.

                             PRINCIPAL SHAREHOLDERS

     To the knowledge of the management of the Company and based upon filings with the SEC, the only persons who may be deemed to own beneficially more than 5% of the outstanding Common Stock (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act), as of March 20, 1998, are named in the following table:

                      NAME AND ADDRESS                         NUMBER      PERCENT
                    OF BENEFICIAL OWNER                       OF SHARES    OF CLASS
                    -------------------                       ---------    --------
Leon S. Gross(1)............................................  3,222,389      5.1%
  c/o Enterprises, Inc.
  River Park House
  3600 Conshohocken Avenue
  Philadelphia, PA 19131
MacKay Shields Financial Corporation(2).....................  5,589,100      8.9%
  9 West 57th Street
  New York, NY 10019
Neuberger & Berman, LLC(3)..................................  4,416,418      7.0%
  605 Third Avenue
  New York, NY 10158-3698
The Prudential Insurance Company of America(4)..............  5,883,861      9.3%
  751 Broad Street
  Newark, NJ 07102-3777
State Street Research & Management Company(5)...............  6,096,780      9.7%
  One Financial Center
  Boston, MA 02111-2690

---------------

(1) According to information provided by Leon S. Gross, a private investor, Mr. Gross is the beneficial owner of 3,222,389 shares (5.1%) of the Common Stock. Mr. Gross has sole voting and shared dispositive power with respect to all such shares.

(2) According to information provided by MacKay Shields Financial Corporation ("MacKay"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, MacKay is the beneficial owner of 5,589,100 shares (8.9%) of the Common Stock which are owned by numerous investment counseling clients, none of which is known to have such interest with respect to more than five percent of the class. MacKay has shared voting and dispositive power with respect to all such shares.

(3) Neuberger & Berman, LLC ("N&B"), a registered investment advisor, has furnished the Company with the following information with respect to its beneficial ownership. In its capacity as investment advisor, N&B may have discretionary authority to dispose of or to vote shares that are under its management. As a result, N&B may be deemed to have beneficial ownership of such shares. N&B does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. As of March 11, 1998, of the shares set forth above, N&B had shared dispositive power with respect to

    4,416,418 shares (7.0%), sole voting power with respect to 2,360,068 shares (3.7%) and shared voting power on 804,000 shares (1.3%). With regard to the shared voting power, Neuberger & Berman Management, Inc. and Neuberger & Berman Funds are deemed to be beneficial owners for purpose of Section 13(d) of the Exchange Act since they have shared power to make decisions whether to retain or dispose of the securities. N&B is the sub-advisor to the above referenced Funds. It should be further noted that the above mentioned shares are also included with the shared power to dispose calculation.

(4) According to information provided by The Prudential Insurance Company of America ("Prudential"), Prudential is the beneficial owner of 5,883,861 shares (9.3%) of the Common Stock. Prudential has sole voting and dispositive power as to 5,561,361 shares (8.8%), which are held for the benefit of its general account, and shared voting and dispositive power as to 322,500 shares (.5%), which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries or other affiliates.

(5) According to information provided by State Street Research Management Company ("State Street"), State Street in its capacity as investment adviser, may be deemed the beneficial owner of 6,096,780 shares (9.7%) of the Common Stock which are owned by numerous investment counseling clients, none of which is known to have such interest with respect to more than five percent of the class. State Street has sole voting power as to 5,394,296 shares (8.6%), shared voting power as to 702,484 shares (1.1%) and sole dispositive power to as to 6,096,780 shares (9.7%).

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of KPMG, which has served as independent auditors of the Company since 1981, as independent auditors of the Company for the fiscal year ending December 31, 1998, and recommends ratification by the shareholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under the Texas Business Corporation Act and the Company's Bylaws, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved. The persons named in the accompanying proxy intend to vote for ratification of such appointment unless instructed otherwise on the proxy. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of KPMG as the Company's independent auditors without the approval of the shareholders of the Company whenever the Board of Directors deems such termination necessary or appropriate. A representative of KPMG is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 1999 ANNUAL MEETING

     Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock intended to be presented to the annual meeting of shareholders of the Company to be held in 1999 must be received by the Company, addressed to Sylvia Sanchez, Corporate Secretary, 1001 Fannin, Suite 1700, Houston, Texas 77002, no later than December 1, 1998, to be included in the Company proxy statement and form of proxy relating to that meeting. With respect to business to be brought before the Annual Meeting, the Company has not received any notices from its shareholders.

     In addition to the SEC rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before the Company's annual meetings of shareholders, it must be either

(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before an annual meeting of shareholders of the Company to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 1001 Fannin, Suite 1700, Houston, Texas 77002, on or before February 12, 1999. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of Common Stock which are owned beneficially by the shareholder, (iv) any material interest of the shareholder in such business and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in the Company's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

NOMINATIONS FOR 1999 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

     Only persons who are nominated in accordance with the following procedures will be eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the Company's principal executive offices, 1001 Fannin, Suite 1700, Houston, Texas 77002 (i) with respect to an election to be held at the annual meeting of shareholders of the Company, on or before February 12, 1999, and (ii) with respect to an election to be held at a special meeting of shareholders of the Company for the election of Directors, not later than the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

                                            By Order of the Board of Directors,

                                            /s/ SYLVIA SANCHEZ
                                            SYLVIA SANCHEZ
                                            Secretary

March 31, 1998

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                                                                       EXHIBIT A

                           SEAGULL ENERGY CORPORATION

                            1998 OMNIBUS STOCK PLAN

                                   I. PURPOSE

     The purpose of the SEAGULL ENERGY CORPORATION 1998 OMNIBUS STOCK PLAN (the "Plan") is to provide a means through which SEAGULL ENERGY CORPORATION, a Texas corporation (the "Company"), and its subsidiaries may attract able persons to enter the employ of the Company and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options (subject to the provisions of Paragraph VII(c)), options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Long-Term Incentive Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee as provided herein.

                                II. DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

     (a) "Award" means, individually or collectively, any Option, Restricted Stock Award, Long-Term Incentive Award or Stock Appreciation Right.

     (b) "Award Agreement" means any Option Agreement, Restricted Stock Agreement, Long-Term Incentive Award Agreement or Stock Appreciation Rights Agreement.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

     (e) "Change of Control Value" shall mean (i) the per share price offered to shareholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if the Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee. In the event that the consideration offered to shareholders of the Company in a Change of Control consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (f) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

     (g) "Committee" means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and (ii) comprised solely of two or more "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

     (h) "Company" means Seagull Energy Corporation.

     (i) "Director" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

     (j) An "employee" means any person (including an officer or a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

     (k) "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" means, as of any specified date, the reported closing price of the Stock on the New York Stock Exchange Composite Tape on that date, or if no closing price is reported on that date, on the last preceding date on which such closing price of the Stock is so reported. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     (m) "Holder" means an employee who has been granted an Award.

     (n) "Incentive Stock Option" means an incentive stock option within the meaning of section 422 of the Code.

     (o) "Long-Term Incentive Award" means an Award granted under Paragraph X of the Plan.

     (p) "Long-Term Incentive Award Agreement" means a written agreement between the Company and a Holder with respect to a Long-Term Incentive Award.

     (q) "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Options which do not constitute Incentive Stock Options to purchase Stock.

     (r) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

     (s) "Plan" means the Seagull Energy Corporation 1998 Omnibus Stock Plan, as amended from time to time.

     (t) "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

     (u) "Restricted Stock Award" means an Award granted under Paragraph IX of the Plan.

     (v) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

     (w) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

     (x) "Stock" means the common stock, par value $0.10 per share, of the Company.

     (y) "Stock Appreciation Right" means an Award granted under Paragraph VIII of the Plan.

     (z) "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan or in any Award Agreement, no Option or Stock Appreciation Right granted on or after the effective date of the Plan shall be exercisable and no Restricted Stock Award or Long-Term Incentive Award shall be made prior to such shareholder approval. No further Awards may be granted under the Plan after the expiration of ten years from the date of its adoption by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                               IV. ADMINISTRATION

     (a) Committee. The Plan shall be administered by the Committee.

     (b) Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees shall receive an Award, the time or times when such Award shall be made, the type of Award, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and number of shares subject to or the value of each Long-Term Incentive Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

                              V. GRANT OF AWARDS;
                           SHARES SUBJECT TO THE PLAN

     (a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Stock subject to Awards then outstanding, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 2,500,000 shares. Shares shall be deemed to have been issued under the Plan only
(i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock that may be subject to Awards granted to any one employee during any calendar year may not exceed 250,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards that are canceled or repriced. Further, notwithstanding any provision of the Plan to the contrary, the aggregate number of shares of Stock that may be granted as either Restricted Stock Awards under Paragraph IX or Long-Term Incentive Awards under Paragraph X during the term of the Plan is

300,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Stock subject to Awards then outstanding).

     (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may, at the discretion of the Committee, be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

                                VI. ELIGIBILITY

     Awards may be granted only to persons who, at the time of grant, are employees. Awards may not be granted to any Director who is not an employee. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or an Option which is not an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Long-Term Incentive Award or any combination thereof.

                               VII. STOCK OPTIONS

     (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative. Notwithstanding any provision in the Plan or in any Option Agreement, (1) no Incentive Stock Option shall be granted after the expiration of 12 months from the date of the adoption of the Plan by the Board unless the Plan has been approved by the stockholders of the Company within such 12-month period in a manner that satisfies the requirements of section 422 of the Code and (2) any Option granted prior to the expiration of such 12-month period that was intended to constitute an Incentive Stock Option shall constitute an Option that is not an Incentive Stock Option if the Plan has not been approved by the stockholders of the Company within such 12-month period in a manner that satisfies the requirements of section 422 of the Code.

     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, (i) in cash or (ii) by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall specify the effect of termination of employment on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option pursuant to procedures established by the Committee (as the same may be amended from time to time). Such Option Agreement may also include, without limitation, provisions relating to

(1) subject to the provisions hereof accelerating such vesting on a Change of Control, vesting of Options, (2) tax matters (including provisions (A) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (B) dealing with any other applicable employee wage withholding requirements), and (3) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     (e) Option Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, subject to adjustment as provided in Paragraph XI, such purchase price shall not be less than the Fair Market Value of a share of Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company in a manner specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

     (f) Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

     (g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

                        VIII. STOCK APPRECIATION RIGHTS

     (a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph XI hereof, retain final authority (i) to determine whether a Holder shall be permitted to receive cash in full or partial settlement of Stock Appreciation Rights or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

     (b) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)), and (ii) shall be subject to adjustment as provided in Paragraph XI.

     (c) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

     (d) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee. In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered.

                          IX. RESTRICTED STOCK AWARDS

     (a) Forfeiture Restrictions To Be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Committee that are based on (1) the price of a share of Stock, (2) the Company's earnings per share, (3) the Company's revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on stockholders' equity achieved by the Company, (6) the Company's pre-tax cash flow from operations, (7) finding costs, (8) reserve additions, (9) acquisitional growth, or (10) cost containment, (ii) the Holder's continued employment with the Company for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) any a combination of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph IX(b) or Paragraph XI.

     (b) Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (1) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, (2) tax matters (including provisions (A) covering any applicable employee wage withholding requirements and (B) prohibiting an election by the Holder under section 83(b) of the Code), and (3) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

     (c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     (d) Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                         X. LONG-TERM INCENTIVE AWARDS

     (a) Long-Term Incentive Awards. The Committee shall establish the maximum number of shares of Stock subject to each Long-Term Incentive Award at the time of such Award.

     (b) Performance Period. The Committee shall establish, with respect to and at the time of each Long-Term Incentive Award, a performance period over which the performance targets shall be measured.

     (c) Performance Targets. A Long-Term Incentive Award shall be awarded to a Holder contingent upon future performance of the Company or any subsidiary, division or department thereof by or in which such Holder is employed during the performance period. The Committee shall establish the performance targets applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date 25% of the performance period has elapsed. The performance targets may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets established by the Committee may be based upon (1) the price of a share of Stock, (2) the Company's earnings per share, (3) the Company's revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on stockholders' equity achieved by the Company, (6) the Company's pre-tax cash flow from operations, (7) finding costs, (8) reserve additions, (9) acquisitional growth, or (10) cost containment, or a combination of any of the foregoing.

     (d) Awards Criteria. In determining the number of shares of Stock subject to Long-Term Incentive Awards, the Committee shall take into account a Holder's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Holder's Long-Term Incentive Award during the performance period.

     (e) Payment. Following the end of the performance period, the Holder of a Long-Term Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Long-Term Incentive Award, based on the achievement of the performance targets for such performance period, as determined by the Committee. Payment of a Long-Term Incentive Award may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Stock on the payment date. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

     (f) Termination of Employment. A Long-Term Incentive Award shall terminate if the Holder does not remain continuously in the employ of the Company at all times during the applicable performance period, except as may be determined by the Committee.

     (g) Agreements. At the time any Award is made under this Paragraph X, the Company and the Holder shall enter into a Long-Term Incentive Award Agreement setting forth each of the matters contemplated hereby, and, in addition such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

                     XI. RECAPITALIZATION OR REORGANIZATION

     (a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

     (b) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

     (c) In the event of a Change of Control, and except as provided in any Award Agreement, outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over the exercise price, if applicable, under such Award for such share. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

     (d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, any outstanding Awards and any Award Agreements shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     (e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act of proceeding.

     (f) Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required shareholder action.

     (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                   XII. AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder and provided, further, that the Board may not, without approval of the shareholders, amend the Plan (a) to increase the maximum aggregate number of shares of Stock that may be issued under the Plan or (b) to change the class of employees eligible to receive Awards under the Plan.

                              XIII. MISCELLANEOUS

     (a) No Right To An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement or Long-Term Incentive Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time.

     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

     (f) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3 so that any transaction under the Plan involving a grant, award, or other acquisition from the Company or disposition to the Company is exempt from Section 16(b) of the 1934 Act. If any provision of the Plan or any such Award would result in any such transaction not being exempt from Section 16(b) of the 1934 Act, such provision or Award shall be construed or deemed amended so that such transaction will be exempt from Section 16(b) of the 1934 Act.

     (g) Section 162(m). It is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options, Stock Appreciation Rights, Long-Term Incentive Awards hereunder and, if determined by the Committee, Restricted Stock Awards, shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

     (h) Facsimile Signature. Any Award Agreement or related document may be executed by facsimile signature. If any officer who shall have signed or whose facsimile signature shall have been placed upon any such Award Agreement or related document shall have ceased to be such officer before the related Award is granted by the Company, such Award may nevertheless be issued by the Company with the same effect as if such person were such officer at the date of grant.

     (i) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

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                                     PROXY

                           SEAGULL ENERGY CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 13, 1998
                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

    The undersigned hereby appoints Barry J. Galt and Carl B. King as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Seagull Energy Corporation (the "Company"), held of record by the undersigned on March 20, 1998, at the Annual Meeting of Shareholders to be held May 13, 1998, or any adjournment(s) or postponement(s) thereof.

    The undersigned hereby revokes any proxy to vote shares held by the undersigned heretofore given. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2 AND 3.

    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

I plan to attend the meeting (Please check if yes)  [ ]

    This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the meeting.

                (Continued and to be signed on the reverse side)
                                SEE REVERSE SIDE
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

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1. Election of four directors to serve in Class III until the 2001 Annual
   Meeting of Shareholders.

            Class III Nominees: Richard J. Burgess, Thomas H. Cruikshank, Robert F. Vagt, R. A. Walker

      [ ]  For  [ ]  Withhold Authority  [ ]
                                            ------------------------------------
                                          For all nominees except as noted
                                                          above

2. Proposal to approve the Seagull Energy Corporation 1998 Omnibus Stock Plan.

          [ ]  For               [ ]  Against               [ ]  Abstain

3. Proposal to ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

          [ ]  For               [ ]  Against               [ ]  Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

                                [ ]  Mark here for address change and
                                note below

                                If you receive more than one proxy
                                card, please sign and return all
                                cards in the accompanying envelope.

                                Signature:________________ Date:________________

                                Signature:________________ Date:________________
                                         (If held jointly)

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